UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written	communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting	material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement	communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement	communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On September 17, 2018, Playa Hotels & Resorts N.V, a Dutch public limited liability company (the “Company”) announced that it has entered into a strategic alliance with Hilton. A copy of the press release announcing the strategic alliance is furnished as Exhibit 99.1 hereto. Additionally, the Company has provided a supplemental presentation, setting forth certain financial and strategic implications of the alliance. A copy of this presentation is furnished as Exhibit 99.2 hereto and is available on the Company’s website at: www.investors.playaresorts.com.

The presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 17, 2018

99.2	Supplemental Presentation, dated September 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Playa Hotels & Resorts N.V.

Date: September 17, 2018	By:	/s/ Bruce D. Wardinski
Bruce D. Wardinski
Chief Executive Officer